FIRST AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             DISCOVERY ENERGY CORP.
                   (HERETOFORE NAMED "SANTOS RESOURCE CORP.")

     Pursuant to and in accordance with the provisions of Nevada Revised Statutes ("NRS") Section 78.403, the undersigned does hereby declare and certify that:

     a. He is the duly elected and acting President of Santos Resource Corp., a corporation duly organized and existing under the laws of the State of Nevada changing its name hereby to "Discovery Energy Corp." (the "Corporation");

     b. He has been authorized and directed to execute these amended and restated articles of incorporation of the Corporation by resolution of the board of directors of the Corporation adopted on March 22, 2012;

     c. Stockholders holding approximately a majority of the outstanding shares of Common Stock have approved and authorized these amended and restated articles of incorporation of the Corporation by written consents, and such stockholder consents are sufficient to approve such amended and restated articles of incorporation; and

     d. This certificate correctly sets forth the text of the Corporation's articles of incorporation as amended to the date hereof, and the amended and restated articles of incorporation of the Corporation are as follows

                                   ARTICLE 1
                                      NAME

The name of the corporation is: DISCOVERY ENERGY CORP.

                                   ARTICLE 2
                                 RESIDENT AGENT

The resident agent for this Corporation shall be: Business First Formations, Inc.

The address of said agent, and, the resident or statutory address of this Corporation in the state of Nevada, shall be: 3990 Warren Way, Reno, Nevada 89509.

This Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of this Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the state of Nevada as well as within the state of Nevada.

                                   ARTICLE 3
            NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE

The aggregate number of shares that the Corporation will have authority to issue is Five Hundred Million (500,000,000) shares of common stock, with a par value of $0.001 per share, and Ten Million (10,000,000) shares of preferred stock, with a par value of $0.001 per share. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

Shares of preferred stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

                                   ARTICLE 4
                               BOARD OF DIRECTORS

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

                                   ARTICLE 6
                             PURPOSE OF CORPORATION

The objects for which this Corporation is formed are to engage in any lawful activity provided for a corporation organized under the provisions of NRS 78.

                                   ARTICLE 6

                    ACQUISITION OF CONTROLLING INTEREST AND
                    COMBINATIONS OF INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793 inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                                   ARTICLE 7
                                 OTHER MATTERS

7.1     Stock Not Subject to Assessment.  The capital stock, after the amount of
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the  subscription price, or par value, has been paid in, shall not be subject to assessment  to  pay  the  debts  of  the  Corporation.

7.2     Perpetual  Existence.  The  Corporation  is to have perpetual existence.
        --------------------

7.3     Powers  of  Board of Directors.  In furtherance and not in limitation of
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the powers conferred by statute, the Board of Directors is expressly authorized:

     (A) Subject to the bylaws, if any, adopted by the Stockholders, to make, alter or amend the bylaws of the Corporation.

     (B) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

     (C) By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shell have such name, or names, as may be stated in the bylaws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

     (D) When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

7.4     Subscribers  Have  No  Subscription  Rights.  No  Stockholder  shall  be
        --------------------------------------------
entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

7.5     Stockholders  Meetings.  Meeting of Stockholders may be held outside the
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State  of  Nevada, if the bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation,

7.6     Limitation  of  Director's  Liabilities.  No  director or officer of the
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Corporation  shall  be  personally  liable  to  the  Corporation  or  any of its
Stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any amendment to or repeal of this Article shall he prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such amendment or repeal.

7.7     Indemnification  of  Directors.  To  the fullest extent permitted by the
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bylaws  and  Nevada  law, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal,

7.8     Amendment  of  Articles  of Incorporation. This Corporation reserves the
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right  to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has caused this First Amended and Restated Articles of Incorporation of Santos Resource Corp. (changing its name hereby to "Discovery Energy Corp.") to be executed in his above referenced capacities as of the 27th day of April 2012.


                                   /s/  Keith  J.  McKenzie
                                   ------------------------
                                   Keith J. McKenzie,
                                   Chief Executive Officer